PLEDGE AND ASSIGNMENT AGREEMENT



          THIS PLEDGE AND ASSIGNMENT AGREEMENT, dated as of June 3, 1999 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Agreement"), is made by RIVIERA BLACK HAWK, INC., a Colorado corporation, as pledgor ("Pledgor"), having an office at 444 Main Street, Black Hawk,Colorado 80422, in favor of IBJ Whitehall Bank & Trust Company, a New York banking association, having an office at One State Street, New York, New York 10004, as trustee (in such capacity, together with its successors and assigns, the "Trustee") pursuant to the Indenture referred to below, on behalf of the Secured Parties (as defined below).

                                    RECITALS

          A. Pledgor and the Trustee are, contemporaneously with the execution and delivery of this Agreement, entering into (i) that certain Indenture dated as of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which Pledgor is issuing its 13% First Mortgage Notes due 2005 With Contingent Interest (such notes, together with any notes issued in replacement thereof or in exchange therefor, the "Notes"), in the original aggregate principal amount of $45,000,000, and (ii) that certain Cash Collateral and Disbursement Agreement dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the "Disbursement Agreement") pursuant to which the net proceeds of the Notes (the foregoing, collectively, the "Note Proceeds") will be administered and maintained, including the investment of certain portions of such proceeds in Government Securities in accordance with the Indenture.

          B. It is a condition precedent to the purchase of the Notes that Pledgor shall have executed and delivered this Agreement to the Trustee for itself and the ratable benefit of the holders from time to time of the Notes (the "Holders" and, together with the Trustee, the "Secured Parties") to secure the payment and performance of the Obligations (as hereinafter defined).

          C. Pledgor is the legal and beneficial owner of the securities listed in Schedule I hereto and will be the legal and beneficial owner of all securities purchased by or on behalf of Pledgor from time to time with the Note Proceeds and/or other amounts deposited or accruing in the Pledged Collateral Accounts, as defined below (all of the foregoing securities, collectively, the "Securities").

                                    AGREEMENT

          Pledgor and the Trustee agree as follows:

          Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings given in the Indenture. In addition the following terms shall have the following meanings when used herein.

          "Account Agreement" means that certain Account Agreement dated as of even date herewith by and among Pledgor, the Trustee, and IBJ Whitehall Bank & Trust Company, as Securities Intermediary.

          "Book-Entry Securities" means securities issued by the United States of America or any agency or instrumentality thereof maintained through registration on the books of a Federal Reserve Bank pursuant to applicable Federal book-entry regulations.

          "Governmental Authority" means any federal, state, local or foreign court, agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever or any governmental or quasi-governmental unit, whether now or hereafter in existence, or any officer or official thereof.

          "Obligor" means any and all Persons obligated to pay money or to perform some other act under or in respect of the Pledged Collateral.

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, estate, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

          "Securities Intermediary" means a "securities intermediary" within the meaning of 31 C.F.R. Section 357.2 and Section 8-102 of the Uniform Commercial Code as in effect in the State of New York.

          "Transaction Documents" means the Indenture, the Notes, the Collateral Documents and all other documents, instruments, financing statements and other agreements executed in connection herewith and therewith from time to time, as each of the same may be amended, restated, supplemented or modified from time to time.

          "Unmatured Surviving Obligation" means, as of any date, an Obligation (as defined in Section 3 hereof) which is contingent and unliquidated and not due and owing on such date and which, pursuant to provisions of any Transaction Document, survives termination of such Transaction Document and the repayment in full or defeasance of the Notes.

          Section 2. Pledge. As collateral security for the payment and performance when due of the Notes and all other Obligations, Pledgor hereby pledges, assigns, transfers and grants to the Trustee a continuing first priority lien on all of the right, title and interest of Pledgor in, to and under the following property (collectively, the "Pledged Collateral"):

                    (a) the Securities and the certificates, if any, evidencing the Securities and any interest of Pledgor in the entries on the books of any Securities Intermediary pertaining to the Securities;

                    (b) all Proceeds (as defined under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "Code") or under other relevant law) of the Securities, and in any event including, without limitation, any and all (i) proceeds of any


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

          insurance (except payment made to a Person which is not a party to this Agreement), indemnity, warranty or guarantee payable to Pledgor from time to time with respect to any of the Securities, (ii) payments (in any form whatsoever) made or due and payable to Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Securities by any Governmental Authority (or any person acting on behalf of a Governmental Authority), and (iii) other amounts from time to time paid or payable under or in connection with any of the Securities; and

                    (c) any and all (i) funds and assets now or hereafter deposited in Account Nos.

       630000038.1 (Riviera Black Hawk, Inc. Construction Disbursement Account), 630000038.2 (Riviera Black Hawk, Inc. Interest Reserve Account), 630000038.3 (Riviera Black Hawk, Inc. Completion Reserve Account) and 630000038.4 (Riviera Black Hawk, Inc. Disbursed Funds Account)

         at IBJ Whitehall Bank & Trust Company (each, a "Pledged Collateral Account" and, collectively, the "Pledged Collateral Accounts"), including interest that accrues either before or after the commencement of any bankruptcy or insolvency proceeding by or against Pledgor, (ii) present and future accounts, general intangibles, chattel paper, contract rights, deposit accounts, instruments and documents (as defined under the Code as in effect in any relevant jurisdiction) now or hereafter relating or arising with respect to the Pledged Collateral Accounts and/or the use thereof, and (iii) cash and noncash proceeds and products of the items described in subparagraphs (i) and (ii) above.

          Section 3. Secured Obligations. This Agreement secures, and the Pledged Collateral is collateral security for, the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including without limitation the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy (whether or not a claim is allowed against Pledgor for such interest or other amounts in any such bankruptcy proceeding) or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss 362(a)), of all obligations of Pledgor under the Transaction Documents (collectively, the "Obligations").

          Section 4. No Release. Nothing set forth in this Agreement shall relieve Pledgor from the performance of any term, covenant, condition or agreement on Pledgor's part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any Person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Trustee or any other Secured Party to perform or observe any such term, covenant, condition or agreement on Pledgor's part to be so performed or observed or shall impose any liability on the Trustee or any Secured Party for any act or omission on the part of Pledgor relating thereto or for any breach of any representation or warranty on the part of Pledgor contained in this Agreement, under or in respect of the Pledged Collateral or made in connection herewith or therewith. The provisions set forth in this Section 4 shall survive the termination of this Agreement and the discharge of Pledgor's obligations under this Agreement or any other agreement constituting Pledged Collateral.


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

          Section 5. Further Assurances. Pledgor agrees that, at any time and from time to time, it will make, execute, endorse, acknowledge and file and refile, or permit the Trustee to file and refile, such lists, descriptions and designations of the Pledged Collateral, copies of documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, amendments thereto, continuation statements, transfer endorsements, powers of attorney and other documents (including without limitation this Agreement), in form reasonably satisfactory to the Trustee in such offices as the Trustee may deem reasonably necessary or appropriate, wherever required or permitted by law in order to perfect, protect and preserve the rights and interests granted to the Trustee hereunder. Pledgor hereby authorizes the Trustee and appoints the Trustee as its attorney-in-fact to file such financing statements, continuation statements, amendments thereto and other documents, without the signature of Pledgor to the fullest extent permitted by applicable law, and Pledgor agrees to do such further acts and things, and to execute and deliver to the Trustee such additional assignments, agreements, powers and instruments, as the Trustee may reasonably require to carry into effect the purposes of this Agreement, to preserve or protect the lien on the Pledged Collateral created by this Agreement or to assure and confirm unto the Trustee its rights, powers and remedies hereunder. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. All of the foregoing shall be at the sole cost and expense of Pledgor.

          Section  6.   Representations,   Warranties  and  Covenants.   Pledgor
represents, warrants and covenants as follows:

                    (a) Delivery; Perfection. To the extent that any of the Pledged Collateral constitutes certificated securities, Pledgor has delivered to the Trustee all certificates representing the Pledged Collateral relating to the Securities identified on Schedule I hereto (and will immediately deliver to the Trustee all certificates representing such Pledged Collateral acquired after the date hereof), accompanied in each case by undated bond powers duly executed in blank, and has caused to be filed with the Secretary of State of the State of Colorado, the principal place of business of Pledgor, UCC-1 financing statements evidencing the lien or pledge created by this Agreement, and, together with the book entries described in Section 6(h) below and the execution and delivery of this Agreement, such delivery, filing, pledge, transfer and control of the Pledged
          Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral pursuant to the Code in effect in the State of New York securing the payment and performance in full of the Obligations.

                    (b) No Liens. Pledgor is as of the date hereof, and, as to Pledged Collateral acquired by it from time to time after the date hereof, Pledgor will be, the owner of all of the Pledged Collateral free and clear of any lien (other than the lien granted to the Trustee under this Agreement or any other Transaction Document and Permitted Liens), and Pledgor shall defend the Pledged Collateral against all claims and demands of all Persons at any time claiming any interest therein adverse to the Trustee or any Secured Party.


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

                    (c) Other Financing Statements. There is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral and, so long as any Obligations are outstanding, Pledgor shall not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Pledged Collateral, except financing statements filed or to be filed in respect of and covering the lien granted by Pledgor pursuant to this Agreement or any other Transaction Document.

                    (d) Chief Executive Office; Records. The chief executive office of Pledgor is located at 2901 Las Vegas Boulevard, South Las Vegas, Nevada 89109, and has been located there for at least four (4) months preceding the date hereof. In addition, Pledgor's name has not been changed in the four (4) months preceding the date hereof. Pledgor shall not establish a new location for such office nor shall it change its name unless (i) it shall have given the Trustee not less than thirty (30) days' prior written notice of its intention so to do, clearly describing such new location or locations or name and providing such other information in connection therewith as the Trustee may request, and (ii) with respect to such new location or name, Pledgor shall have taken all action satisfactory to the Trustee to maintain the perfection, priority and validity of the lien of the Trustee in the Pledged Collateral intended to be granted by this Agreement.

                    (e) Authorization Enforceability. Pledgor has full power, authority and legal right to enter into this Agreement and to pledge and grant a lien on all the Pledged Collateral owned by it pursuant to this Agreement, and this Agreement has been duly authorized, executed and delivered by Pledgor and constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting credits' rights generally and by general principles of equity.

                    (f) No Consents, Etc. No authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority, or with any securities exchange or any other Person, is required in connection with (i) the due execution, delivery or performance by Pledgor of this Agreement, (ii) the assignment of, and the grant of a lien on (including the priority thereof), the Pledged Collateral by Pledgor in the manner and for the purpose contemplated by this Agreement, or (iii) the exercise of the rights and remedies of the Trustee created hereby, except those that have been obtained or made concurrently with the execution hereof or that shall be obtained or made at the time new collateral is added, including without limitation filings in the appropriate offices under the Code and the execution and delivery of the Account Agreement.

                    (g) No Breach. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of (i) any applicable law or regulation, (ii) any order, writ, injunction or decree of any court or governmental authority or agency, (iii) any agreement or instrument to which Pledgor is a party or by which


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

          Pledgor or any of the Pledged Collateral is bound or to which Pledgor is subject, or (iv) result in the creation or imposition of any Lien upon Pledgor's earnings or assets pursuant to the terms of any such agreement or instrument.

                    (h)  Book-Entry  Securities.  With respect to the Book-Entry
          Securities identified in Schedule I hereto and the Book-Entry Securities acquired by or on behalf of Pledgor from time to time with the Note Proceeds and/or other amounts deposited or accruing in the Pledged Collateral Accounts, Pledgor shall promptly cause (i) such Book-Entry Securities to be credited to a Securities Intermediary's trust/custody account maintained at the Federal Reserve Bank at which such Securities Intermediary maintains a Participant's Securities Account (as such term is defined in 31 C.F.R. ss 357.2) (and to be identified on the records of such Federal Reserve Bank as being held for the sole and exclusive account of such Securities Intermediary),
          (ii) such Securities Intermediary to credit by book-entry such Book-Entry Securities as being held for the account of the Trustee and for the benefit of the Trustee, and (iii) such Securities Intermediary to send a confirmation to the Trustee that such Securities Intermediary is holding such Book-Entry Securities for the account of the Trustee and for the benefit of the Trustee. With respect to the Pledged Collateral, Pledgor and the Trustee hereby acknowledge and agree that IBJ Whitehall Bank & Trust Company ("IBJ") is the Securities Intermediary at which the securities accounts for the Pledged Collateral is maintained, and IBJ hereby agrees to maintain each of the Pledge Collateral Accounts as a "securities account" within the meaning of Article 8 of the Code in effect in the state of New York. IBJ hereby acknowledges that (i) it has by book-entry credited the Book-Entry Securities to the Trustee and the Trustee is the entitlement holder with respect to the security entitlements therein, (ii) it shall, as Securities Intermediary, comply with all written entitlement orders originated by the Trustee without the need for further consent by Pledgor, and (iii) the Trustee shall have control over the Book-Entry Securities and the security entitlements and securities accounts relating thereto.

                    (i) Pledged Collateral. All information set forth herein (including the exhibits hereto) relating to the Pledged Collateral is accurate and complete in all material respects.

          Section 7. Provisions Concerning the Pledged Collateral.

                    (a) Protection of the Trustee's Security. Pledgor shall not take any action that impairs the rights of the Trustee in the Pledged Collateral.

                    (b) Payments. So long as no Event of Default shall have occurred and be continuing, all distributions, cash, interest, return of capital or other payments made in respect of the Pledged Collateral shall be deposited in the applicable Pledged Collateral Account and utilized in accordance with the provisions of the Indenture and the Disbursement Agreement (which utilization shall include, without limitation, the payment of any installment due under the Notes). Upon the occurrence and during the continuation of an Event of Default, all rights to enforce and collect payments in respect of the Pledged Collateral or to direct the disposition thereof shall be exercised exclusively by the Trustee


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

          and the proceeds of any such exercise shall be applied to Pledgor's obligations under and in accordance with the Transaction Documents.

          Section 8. Transfers and Other Liens. Pledgor shall not (i) sell, convey, assign or otherwise dispose of, or grant any option, right or warrant with respect to, any of the Pledged Collateral except as permitted under the Indenture, the Disbursement Agreement and this Agreement, or (ii) create or permit to exist any Lien upon or with respect to any Pledged Collateral, except for the lien of this Agreement and the other Transaction Documents.

          Section 9. Remedies Upon Default; Obtaining the Pledged Collateral Upon Event of Default.

                    (a) If an Event of Default shall have occurred and be continuing, then and in every such case, the Trustee may:

                              (i) instruct the obligor or obligors on any agreement, instrument or other obligation constituting Pledged Collateral to make any payment required by the terms of such instrument or agreement directly to or as directed by the Trustee; provided, however, that in the event that any such payments are made directly to Pledgor prior to receipt by any such obligor of such instruction or notwithstanding such instruction, Pledgor shall hold such amounts as agent and trustee for the Trustee, segregate all amounts received pursuant thereto in a separate account and pay such amounts promptly to or as directed by the Trustee; and

                              (ii) proceed to exercise all rights, privileges and remedies of Pledgor under the Pledged Collateral, and may exercise such rights and remedies either in the name of the Trustee or in the name of Pledgor for the use and benefit of the Trustee to the fullest extent permitted by applicable law.

                    (b) Upon the occurrence and during the continuance of an Event of Default, the Trustee may from time to time exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided herein or otherwise available to it, all the rights and remedies of a secured party under the Code. The proceeds of the exercise by the Trustee of any remedy hereunder shall be paid to and applied as follows:

                              FIRST:  to the  payment  of  reasonable  costs and
                    expenses  of  any  suit  and  of  all  proper  compensation, expenses, liabilities and advances, including without limitation reasonable legal expenses and attorneys' fees, owed to, incurred or made by the Trustee and all taxes, assessments or liens superior to the lien hereof,

                              SECOND:  to the  payment  of all  amounts  due and
                    owing under the Transaction Documents (including without limitation the Notes) and all other Obligations; and


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

                              THIRD:  the balance,  if any, to Pledgor or to the
                    Person lawfully entitled thereto as determined by a court of competent jurisdiction.

                    (c) Upon the occurrence and during the continuance of an Event of Default, the Trustee may, upon ten (10) business days' prior written notice to Pledgor of the time and place, with respect to the Pledged Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Trustee or any of its agents, sell, lease, assign or otherwise dispose of all or any part of the Pledged Collateral, at such place or places as the Trustee deems best, and for cash or for credit or for future delivery, at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Trustee or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Pledged Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Pledgor, any such demand, notice (other than the notice specified above) and right or equity being hereby expressly waived and released. The Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned. Notwithstanding the first sentence of this Section 9(c) to the contrary, with respect to that portion of the Pledged Collateral consisting of Book-Entry Securities, the parties acknowledge and agree that such Pledged Collateral is sold on a recognized market and, accordingly, the Trustee need not furnish Pledgor with notice of its intention to sell such Pledged Collateral. The proceeds of each collection, sale or other disposition under this Section 9(c) shall be applied in accordance with Section 9(b) hereof.

                    (d) Private Sale. The Trustee shall incur no liability as a result of the sale of the Pledged Collateral, or any part thereof, at any private sale pursuant to Section 9(c) hereof conducted in a commercially reasonably manner. Pledgor hereby waives any claims against the Trustee arising by reason of the fact that the price at which the Pledged Collateral may have been sold at such private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount owed by Pledgor under the Transaction Documents, even if the Trustee accepts, the first offer received and does not offer the Pledged Collateral to more than one offeree.

          Section 10. No Waiver; Cumulative Remedies.

                    (a) No failure on the part of the Trustee to exercise, no course of dealing with respect to, and no delay on the part of the Trustee in exercising, any right, power or remedy hereunder shall operate as a waiver thereof. No single or partial exercise of any such right, power or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided herein and in the other Transaction Documents are cumulative and are not exclusive of any remedies provided by law.


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

                    (b) In the event the Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Agreement, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then, and in every such case, Pledgor, the Trustee and each obligor under the Notes shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of the Trustee shall continue as if no such proceeding had been instituted.

          Section 11. The Trustee May Perform; the Trustee Appointed Attorney-In-Fact. If Pledgor fails to do any act or thing that it has covenanted to do hereunder or if any warranty on the part of Pledgor contained herein shall be breached, the Trustee may (but shall not be obligated to), upon notice to Pledgor specifying the action to be taken, do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose. Any and all amounts so expended by the Trustee (including, but not limited to, reasonable legal expenses and disbursements) shall be paid by Pledgor promptly upon demand therefor, with interest at the Default Rate during the period from the date on which such payment is made to and including the date of repayment. Pledgor hereby authorizes the Trustee and appoints the Trustee its attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, or otherwise, from time to time in the Trustee's reasonable discretion to take any action and to execute any instrument which is consistent and in accordance with the terms of this Agreement and the Transaction Documents and which the Trustee may deem reasonably necessary or advisable to accomplish the purposes of this Agreement. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. Pledgor hereby ratifies all actions that such attorney shall lawfully take or cause to be taken in accordance with this
Section 11.

         Section 12. Modification in Writing. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by an act or failure to act on the part of Pledgor, but only by an agreement in writing and signed by the Trustee. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by Pledgor from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances.

          Section 13. Termination; Release. When all Obligations of Pledgor (other than any Unmatured Surviving Obligations) under the Transaction Documents have been released or performed in full, this Agreement shall terminate. Upon termination of this Agreement, the Trustee shall upon the request and at the sole cost and expense of Pledgor forthwith assign, transfer and deliver, and shall direct IBJ, as Securities Intermediary, to assign, transfer and deliver, to Pledgor against receipt and without express or implied recourse to or warranty by the Trustee, such of the Pledged Collateral to be released as may be in possession of the Trustee or IBJ (as applicable) and as shall not have been sold or otherwise applied pursuant to the terms hereof, and proper instruments (including Code termination statements) acknowledging the termination of this Agreement and the release of such Pledged Collateral, as the case may be.

         Section 14. Notices. All notices, requests, demands and other communication shall be given in the manner set forth in Section [13.02] of the Indenture and shall be given or delivered at the following respective addresses and facsimile and telephone numbers and to the attention of the following individuals or departments: (i) if to Pledgor, at its address specified pursuant to the Indenture; (ii) if to the Trustee, at its address specified pursuant to the Indenture; (iii) if to the Securities Intermediary, at its address specified on the signature page hereto; and (iv) as to any such party, at such other address, facsimile or telephone number, or to the attention of such other individual or department, as the party to which such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address."

         Section 15. Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall
(i) be binding upon Pledgor and each of its successors and assigns, and (ii) inure to the benefit of the Trustee and its successors and assigns. Without limiting the generality of the foregoing clause (ii), the Trustee may assign or otherwise transfer any indebtedness or obligations held by it and secured by this Agreement to any other Person in accordance with the Indenture, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Trustee, herein or otherwise. Pledgor may not assign any of its rights under this Agreement without the prior written consent of the Trustee, which consent may be granted or withheld in the Trustee's sole and absolute discretion, and any attempted assignment in violation of this Section 15 shall be null and void.

          Section 16. GOVERNING LAW; TERMS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO CALIFORNIA'S PRINCIPLES OF CONFLICTS OF LAW), AND EACH OF THE PARTIES HERETO, TOGETHER WITH THE SECURITIES INTERMEDIARY, EXPRESSLY AGREES THAT FOR PURPOSES OF SECTION 8-110 OF THE CODE IN EFFECT IN THE STATE OF NEW YORK, THE SECURITIES INTERMEDIARY'S JURISDICTION IS NEW YORK. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

          Section 17. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          Section 18. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts shall constitute one and the same Agreement.

          Section 19. Headings. The Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

          Section 20. Entire Agreement. This Agreement, together with those other agreements referenced herein, constitutes the entire agreement and understanding of the parties hereto with respect to the matters and transaction contemplated hereby and supersedes all prior agreements and understandings whatsoever relating to such matters and transactions.

         Section 21. Limitation on Duty of the Trustee in Respect of Collateral. Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Pledged Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Trustee accords its own property, and shall not be liable or responsible for any loss or damage to any of the Pledged Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Trustee in good faith.

         Section 22. Indemnification. Pledgor agrees to indemnify the Trustee and hold the Trustee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind or nature whatsoever, including without limitation the reasonable fees and disbursements of counsel, which may be incurred by the Trustee in connection with its actions hereunder or in connection with any investigative, administrative or judicial proceeding (whether or not the Trustee shall be designated a party thereto) relating to or arising out of this Agreement or the Pledged Collateral (including without limitation any such proceeding by Pledgor against the Trustee or the Trustee against Pledgor); provided that the Trustee shall not have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

                            [Signature Page Follows]

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

                                  PLEDGOR:

                                  RIVIERA BLACK HAWK, INC.,
                                  a Colorado corporation


                                  By:-----------------------------------
                                  Name:---------------------------------
                                  Title:--------------------------------


                                  THE TRUSTEE:

                                  IBJ WHITEHALL BANK & TRUST COMPANY,
                                  a New York banking association


                                  By:-----------------------------------
                                  Name:---------------------------------
                                  Title:--------------------------------


IBJ Whitehall Bank & Trust Company, acting in its capacity as Securities Intermediary, hereby acknowledges its agreement to be bound by the provisions set forth in Sections 6(h) and 16 of this Agreement.

IBJ WHITEHALL BANK & TRUST COMPANY,
a New York banking association


By:-----------------------------------
Name:---------------------------------
Title:--------------------------------

One State Street, 10th Floor
New York, New York  10004
Attention:  Thomas S. Moser
Facsimile:  (212) 858-2956



               [Signature page to Pledge and Assignment Agreement]